As filed with the Securities and Exchange Commission on April 8, 2011

SEC File No. 333-163342

______________________________________________________________________________

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PROMAP CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	7379	20-8096131
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

7060B S. Tucson Way

Centennial, Colorado 80112

(720) 889-0510

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

Steven A. Tedesco

President

Promap Corporation

7060B S. Tucson Way

Centennial, Colorado 80112

(720) 889-0510

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Jon D. Sawyer, Esq.

Jin, Schauer & Saad LLC

600 Seventeenth St., Suite 2700S

Denver, Colorado 80202

Office (720) 889-2211

Fax (720) 889-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company	Smaller reporting company [X]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

On November 25, 2009, the Company filed a registration statement with the Securities and Exchange Commission (the “Commission”) on Form S-1 (Registration No. 333-163342) (the “Registration Statement”).  The Registration Statement, which was declared effective by the Commission on June 25, 2010, registered the sale by the Company of 800,000 shares of our common stock, no par value (the “Common Stock”) in our initial public offering, and it registered for resale by the selling shareholders identified in the prospectus an aggregate of 1,500,000 shares of our common stock.  Our initial public offering closed on January 21, 2011 and a total of 224,200 shares were sold.  We are filing this Post-Effective Amendment No.1 for the purpose of (i) deregistering 575,800 shares of our common stock which were not sold in the public offering, and (ii) to update the Registration Statement to include, among other things, the Company’s audited financial statements for the fiscal year ended December 31, 2010 and other updated information about the Company.

ii

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED APRIL 8, 2011.

PROSPECTUS

PROMAP CORPORATION

This prospectus relates to the sale of up to 1,500,000 shares of common stock which are held by the selling shareholders raised in this Prospectus.  We will not receive any proceeds from the sale of our shares by the selling shareholders.

After a market develops for our common stock, of which there is no assurance, our selling shareholders plan to sell their shares at such prices as the market may dictate from time to time.  If any selling shareholder determines to sell before the shares are quoted on the OTC Bulletin Board, they will sell at the stated, fixed price of $.25 per share; and thereafter, the selling shareholders may sell at prevailing market prices or privately negotiated prices.  The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders.  There is no market price for our common stock now and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends.  The price for our public offering was arbitrarily set at $.25 per share, based on speculative concept unsupported by any other comparables.

Promap Corporation has operated for 23 years, but its founder and President has never devoted his full time to the business.  Therefore, it is considered a company with a limited operating history. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Before investing, you should carefully read this prospectus and, particularly, the "Risk Factors" section, beginning on page 5.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, passed upon the truthfulness or accuracy, or determined if this prospectus is current or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

________________________

Subject to Completion, Dated April 8, 2011

TABLE OF CONTENTS

Page

SUMMARY OF PROSPECTUS	4
General Information About Our Company	4
The Offering	4

RISK FACTORS	5
Risks Associated with Our Company	5
Risk Associated with This Offering	9

USE OF PROCEEDS	10

DETERMINATION OF OFFERING PRICE	10

SELLING SHAREHOLDERS	10

PLAN OF DISTRIBUTION	11

LEGAL PROCEEDINGS	12

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	12
Background Information About Our Officers and Directors	13

EXECUTIVE COMPENSATION	14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
Future Sales by Existing Stockholders	15

DESCRIPTION OF SECURITIES	15
Common Stock	15
Preferred Stock	16
Options	16
Shares Eligible for Future Sale	16
Rule 144	16

INDEMNIFICATION	17

DESCRIPTION OF BUSINESS	17
General Information	17
Industry Overview	18
Process of Making Maps	18
Revenue Strategy	19
Management and Employees 2	19
Customers	20
Marketing	21
Patents and Trademarks	21
Competition	21
Government and Industry Regulation	21

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	22
Results of Operations for the year ended December 31, 2010 compared to the year ended December 31, 2009	22
Results of Operations for the year ended December 31, 2009 compared to the year ended December 31, 2008	23
Liquidity and Capital Resources	24
Plan of Operations	24
Proposed Milestones to Implement Business Operations	25
Recently Issued Accounting Pronouncements	26
Seasonality	26

DESCRIPTION OF PROPERTY	26

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	27
Reports	28
Stock Transfer Agent	29

EXPERTS AND LEGAL COUNSEL	29

AVAILABLE INFORMATION	29

FINANCIAL STATEMENTS	F-1

PROMAP CORPORATION

7060B S. Tucson Way

Centennial, Colorado 80112

SUMMARY OF PROSPECTUS

General Information About Our Company

Promap Corporation was incorporated in the State of Colorado on November 12, 1987. References in this document to "us," "we," or "Company" refer to Promap Corporation.

We sell GIS maps to oil and gas companies which are working in the major oil and gas basins in the United States and Canada.  Nearly all sales during the last three years have been to affiliates of the Company.  Our headquarters are located at 7060B S. Tucson Way, Centennial Colorado 80112. Our phone number at our headquarters is (720) 889-0510. Our fiscal year end is December 31.

The Offering

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered	Up to 1,500,000 shares of our common stock are being offered by selling shareholders.

Number of Shares Outstanding Before the Offering	9,724,200 Shares

Number of Shares Outstanding After the Offering	9,724,200 Shares

Use of Proceeds	We will not receive any of the proceeds from the sale of shares by the selling shareholders.

Risk Factors

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. You should carefully consider the information set forth in the "Risk Factors" section.

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

Risks Associated with Our Company:

We have a history of limited operations.

We commenced our operations in November 1989 as a sideline business of Steven Tedesco, our founder and President, who has been engaged in various businesses in the oil and gas and coal industries.  Most of the sales since inception have been made to companies with which Mr. Tedesco has been affiliated.  During the fiscal year ended December 31, 2008, our sales exceeded $130,000 and we were marginally profitable, but during the fiscal year ended December 31, 2009, our sales declined due to the slow down in the oil and gas business and we had a net loss of $32,405.  During the year ended December 31, 2010, our sales increased to $100,642 and we had a net loss of $726.

We may continue to incur net losses for the foreseeable future as we continue to further develop our business. Our ability to generate and sustain significant additional revenues or achieve profitability will depend upon the factors discussed elsewhere in this "Risk Factors" section. We cannot assure you that we will achieve or sustain profitability or that our operating losses will not increase in the future. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis in the future.

Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We have operated as a corporation for some time but with a limited amount of marketing effort and sales.  This makes it difficult to evaluate our business on the basis of historical operations. As a consequence, our past results may not be indicative of future results. Although this is true for any business, it is particularly true for us because of our limited operating history. Reliance on historical results may hinder our ability to anticipate what the results will be when we increase our marketing efforts and otherwise attempt to increase our business.  If we make poor budgetary decisions as a result of unreliable historical data, we could continue to incur losses, which may result in a decline in our stock price.

We have no experience as a public company.

We have never operated as a public company. We have no experience in complying with the various rules and regulations which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

We are implementing a strategy to grow and expand our business, which may not generate increases in our revenues.

We intend to expand our business, and we plan to incur expenses associated with our growth and expansion. We will need to generate greater revenues to offset expenses associated with our growth, and we may be unsuccessful in achieving greater revenues, despite our attempts to grow our business. If our growth strategies do not result in increased revenues, we may have to abandon our plans for further growth or may even reduce the current size of our operations.

We may need to raise additional funds, and these funds may not be available when we need them.

We believe that we can be profitable or at break even by the end of the fiscal year ending December 31, 2011, because we believe that the oil and gas business has been improving and the drilling activity, for oil and gas is improving.  With a renewed effort to market our business and with the assistance of one or two part-time salesmen, we believe that we can increase sales back to the target levels.  Based upon our current plans, we believe that we can control our expenses which are closely tied to our level of business activity so that cash generated from operations is expected to be sufficient for the foreseeable future to fund our operations at our currently forecasted levels. To try to operate at a break-even level based upon our current level of anticipated business activity, we believe that we must generate approximately $75,000 in revenue per year. However, if our forecasts are inaccurate, we will need to raise additional funds. On the other hand, we may choose to scale back our operations to operate at break-even with a smaller level of business activity, while adjusting our overhead to meet the revenue from current operations. In addition, we expect that we will need to raise additional funds if we decide to pursue more rapid expansion, the development of new or enhanced services and products, appropriate responses to competitive pressures, or if we must respond to unanticipated events that require us to make additional investments. We cannot assure that additional financing will be available when needed on favorable terms, or at all.

Because we are small and do not have much capital, we must limit our operations.  A company in our industry with limited operations has a smaller opportunity to be successful.

Because we are small and do not have much capital, we must limit our operations. We must limit our operations to providing a limited range of products and services as the only area in which we operate. Because we may have to limit our operations, we may not generate sufficient sales to make a profit. If we do not make a profit, we may have to suspend or cease operations.

Because our current officers and directors are involved with other businesses, some of which are in the same industry, the manner in which we operate may create the possibility of a conflict of interest.

Both of our officers and directors are also involved with other businesses, some of which are other businesses in the same industry. Messrs. Tedesco and Carington are involved in other businesses in the same industry. These other arrangements could create conflicts of interest with respect to our operations. Each of our officers and directors is aware of their responsibilities with respect to corporate opportunities and plans to operate our Company in such a manner as to minimize the effect of any conflict of interest. Each officer and director has agreed to contract with the Company on the same or better terms and conditions than each would with unaffiliated third parties. Each of these officers and directors will use their best judgments to resolve all potential conflicts. We cannot guarantee that any potential conflicts can be avoided.

Our success will be dependent upon our management.

Our success will be dependent upon the decision making of our directors and executive officers. These individuals intend to commit as much time as necessary to our business, but this commitment is no assurance of success. The loss of any or all of these individuals, particularly Messrs. Tedesco and Carington, could have a material, adverse impact on our operations. We have no written employment agreements with any officers and directors, including Messrs. Tedesco and Carington. We have not obtained key man life insurance on the lives of any of these individuals.

Since our President and Chief Executive Officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations.

Steven Tedesco, our President and Chief Executive Officer, currently devotes approximately five hours per week providing management services to us.  While he presently possesses adequate time to attend to our interests, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business.  The loss of Mr. Tedesco to our business would negatively impact our business development.

He focuses most of his time as President and Chief Executive Officer of Admiral Bay Resources, a Canadian junior resource company.  He also serves as President of Running Foxes Petroleum, Inc. and as President of Atoka Coalbed Methane Laboratories Corp.

We are a relatively small company with limited resources compared to some of our current and potential competitors, which may hinder our ability to compete effectively.

Some of our current and potential competitors have longer operating histories, significantly greater resources, broader name recognition, and a larger installed base of clients than we have. As a result, these competitors may have greater credibility with our potential new clients. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion and sale of their products than we can to ours, which would allow them to respond more quickly than us to changes in client requirements.

We may need to substantially invest in marketing efforts in order to grow our business, which will be expensive.

In order to grow our business, we will need to develop and maintain wider spread recognition and acceptance of our Company and our products. We plan to rely primarily on word of mouth from our existing contacts we develop personally through industry events to promote and market ourselves. To date, marketing and advertising expenses have been negligible. If we fail to successfully market and promote our business, we could lose potential clients to our competitors, or our growth efforts may be ineffective. If we incur significant expenses promoting and marketing ourselves, it could delay or completely forestall our profitability.

Our business is not diversified, which could result in significant fluctuations in our operating results.

All of our business is involved in the marketing and selling of oil and gas production maps, and, accordingly, is dependent upon trends in the sector. Downturns in the oil and gas industry could have a material adverse effect on our business. A downturn in the oil and gas industry could also reduce our stock price, even if our business is successful.

Our directors have the ability to significantly influence any matters to be decided by the stockholders, which may prevent or delay a change in control of our company.

The current members of our Board of Directors beneficially own, in the aggregate, approximately 87% of our common stock, on a fully diluted basis. As a result, if they choose to vote in concert, our directors are collectively able to significantly influence the outcome of any corporate matters submitted to our stockholders for approval, including any transaction that might cause a change in control, such as a merger or acquisition. It is unlikely that stockholders in favor of a matter, which is opposed by the Board of Directors, would be able to obtain the number of votes necessary to overrule the vote of the Board of Directors. Further, the control by the directors means that they may make decisions for us with which you may disagree or that you may feel are not in our best interests.

Risks associated with this Offering:

Buying low-priced penny stocks in very risky and speculative.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Our common stock currently has no trading market and there is no guarantee a trading market will ever develop for our securities.

There is presently no public market for the shares being offered in this prospectus. While we do intend to apply for quotation in the Over-the-Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

The Over-the-Counter market for stock such as ours has had extreme price and volume fluctuations.

The securities of companies such as ours have historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the our industry and in the investment markets generally, as well as economic conditions and quarterly variations in our operational results, may have a negative effect on the market price of our common stock.

All of our common stock is restricted but could become eligible for resale under Rule 144; this could cause the market price of our common stock to drop significantly, even if our business is doing well.

Of our total outstanding shares following this offering, 9,500,000 are restricted from immediate resale but may be sold into the market subject to volume and manner of sale limitations under Rule 144.  This could cause the market price of our common stock to drop significantly, even if our business is doing well.

We do not expect to pay dividends on common stock.

We have not paid any cash dividends with respect to our common stock, and it is unlikely that we will pay any dividends on our common stock in the foreseeable future. Earnings, if any, that we may realize will be retained in the business for further development and expansion.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any of the 1,500,000 shares of common stock being registered in this prospectus and which are currently held by our selling shareholders.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. We considered no aspect of our capital structure in determining the offering price or the number of shares to be offered. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

SELLING SHAREHOLDERS

We are registering 1,500,000 shares of our common stock that were sold to the ten investors listed in the table below during July 2009 in a private stock offering exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act of 1933, as amended.  All investors were accredited investors.

The following table lists all selling shareholders and other information regarding the beneficial ownership of the shares owned by each of the selling shareholders.  Except as indicated in the footnotes to the table, no selling shareholder is an affiliate of the Company.  None of our selling shareholders is a registered broker-dealer or affiliate of a registered broker-dealer.

Shareholder's Name	Issue Date	Share Ownership Before Offering	Share Ownership After Offering	Percentage Ownership Before Offering	Percentage Ownership After Offering(1)

Steven Tedesco(1)	7/24/2009	8,225,000	8,000,000	84.6%	82.3%
Christine Tedesco(2)	7/24/2009	200,000	0	2.1%	0
Joseph O'Farrell	7/24/2009	50,000	0	0.5%	0
Steven Quoy	7/24/2009	200,000	0	2.1%	0
Lynn Quoy	7/24/2009	200,000	0	2.1%	0
Underwood Family Partners	7/24/2009	400,000	0	4.1%	0
David Bramhill	7/24/2009	100,000	0	1.0%	0
Michael Thomsen	7/24/2009	75,000	0	0.8%	0
David Lavigne	7/24/2009	25,000	0	0.3%	0
Robert Carington(3)	7/24/2009	25,000	0	0.3%	0

_________________

(1)  President and Director since November 1987.

(2)  The spouse of Steven Tedesco.

(3)  Chief Financial Officer since July 2009 and director since March, 2011

PLAN OF DISTRIBUTION

After a market develops for our common stock, of which there is no assurance, our selling shareholders plan to sell their shares at such prices as the market may dictate from time to time.  If any selling shareholder determines to sell before the shares are quoted on the OTC Bulletin Board, they will sell at the stated, fixed price of $.25 per share; and thereafter, the selling shareholders may sell at prevailing market prices or privately negotiated prices.

The selling shareholders may sell some or all of their shares in one or more transactions, including block transactions:

1.

In the public market if the common stock may from time to time be trading;

2.

In privately negotiated transactions; or

3.

In any combination of these methods of distribution.

There is currently no market for any of our shares, and we cannot give any assurance that our shares will have any market value.  Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize.  In addition, if a market for our stock does materialize, we cannot give any assurances that a public market for our securities may be sustained.

If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.

The market price of our common stock prevailing at the time of sale;

2.

A price related to such prevailing market price of our common stock; or

3.

Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act of 1933 and the Exchange Act of 1934 in the offer and sale of the common stock.  The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 in connection with such sales.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and they may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.  In addition, there has been no litigation filed against us during the last ten years, and during the same period none of our officers and directors has been involved in any criminal proceedings, bankruptcy filings or other litigation of the type which is required to be disclosed.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Each of our directors is elected by the stockholders to a term of one year and serves until his successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)

Steven A. Tedesco 7060B South Tucson Way Centennial, Colorado 80112	55	President, Chief Executive Officer and Director

Robert W. Carington, Jr. 108 Gatewood Court San Antonio, Texas 78209	49	Chief Financial Officer, Secretary, Treasurer and Director

The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders. These officers and directors are our only officers, directors, promoters and control persons.

Background Information About Our Officers and Directors

Steve Tedesco has been the President, Chief Executive Officer and a Director of our Company since its inception in November 1987. Our Company has been somewhat of a sideline business for him while he worked with several other businesses in the oil and gas and coal industry.  In the last 25 years of Mr. Tedesco's involvement in the Oil and Gas and Coal Bed Methane industries, he has come to rely on various mapping sources as an essential production tool.  He has determined that in lieu of outsourcing these custom maps it is easier and more productive to create them himself and have complete control of the data and configuration of his desired final product.  Since inception of Promap in 1987, he has diligently researched and accumulated the comprehensive understanding of mapping techniques and necessary requirements that industry professionals desire when purchasing custom maps.  He focuses most of his time as President and Chief Executive Officer of Admiral Bay Resources, a Canadian junior resource company with coal bed methane assets in Kansas and Pennsylvania, as President of Running Foxes Petroleum, Inc. with producing assets in Utah, Colorado and Kansas and as President of Atoka Coalbed Methane Laboratories Corp. providing unconventional laboratory and surface geochemical services to the industry.  He has over 25 years experience working with coals and coal mining and over 22 years experience in oil and gas exploration and production.  More specifically, since 1988 he has been working in the coal bed methane industry in North American and Europe with a specific focus on Mid-Continent and Eastern US coals.  He has handled such projects from cradle to grave and is well versed in all aspects of oil, gas and coal bed methane operations.  In 1981, he received an MS in Geology from Southern Illinois University specializing in coal and he is presently in the Ph.D program at the Colorado School of Mines.  Mr. Tedesco is the founder of Atoka Coal Labs, a company specializing in coal analysis for the coalbed methane industry.  He has also served as President, CEO and a Director of Admiral Bay Resources Inc., a public company traded on the Toronto Exchange, since November 2005.  During the last 5 years Mr. Tedesco has devoted approximately 20 hours per month to the business of our Company and he expects to continue to devote approximately 20 hours per month to our business.

Robert W. Carington, Jr. has served as Chief Financial Officer, Secretary and Treasurer of our Company since July 1, 2009 and as a director since March 2011.  He served as Chief Financial Officer of Admiral Bay Resources Inc. from November 2005 until September 2010.  He served as Executive Vice President of Abaxas Petroleum Corporation from July 1998 until October, 2005, and as a director of Abaxas from July 1998 until December 1999.  Prior to joining Abaxas, Mr. Carington was a Managing Director with Jefferies & Company, Inc.  Prior to joining Jefferies & Company, Inc. in 1993, Mr. Carington was a Vice President at Howard, Weil, Labouisse, Friedrichs, Inc.  Mr. Carington was a petroleum engineer with Unocal Corporation from 1983 to 1990.  He received a Bachelor of Science in Mechanical Engineering from Rice University in 1983 and a Masters of Business Administration from the University of Houston in 1990.

EXECUTIVE COMPENSATION

None of our officers and directors are compensated for the work they perform on our behalf. However, our officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our management, but currently, no such plans have been approved. In addition, none of our officers, directors or employees is a party to any employment agreements.

During the years ended December 31, 2007 and 2008, Mr. Tedesco received distributions in the amounts of $20,000 and $5,000, respectively.  During this period Mr. Tedesco owned 100% of the Company.  Mr. Tedesco has not taken any distributions during 2009 and 2010.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares, and they have no rights to acquire any shares within sixty days from options, warrants, rights, conversion privileges or other similar obligations.  A total of 9,724,200 shares are issued and outstanding.

Name and Address of Beneficial Owner(1)	Beneficial Ownership	Approximate Percent Owned

Steven A. Tedesco 7060B South Tucson Way Centennial, Colorado 80112	8,425,000(2)	86.6%

Robert W. Carington, Jr. 108 Gatewood Court San Antonio, Texas 78209	25,000	*

All Officers and Directors as a Group (2 persons)	8,450,000	86.9%

________________________________

(1)  All shares owned beneficially or of record.

(2)  Includes 200,000 shares owned by Christine Tedesco, the wife of Steven Tedesco.

Future Sales by Existing Stockholders

A total of 9,500,000 shares were issued to our shareholders prior to our public offering, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale. Any sale of shares held by these stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 50,000,000 shares of common stock, no par value per share and 1,000,000 shares of Preferred Stock, no par value per share to have such preferences as our board of directors may determine from time to time. At March 31, 2011, a total of 9,724,200 common shares and no shares of Preferred Stock were issued and outstanding.

The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, an amendment of the articles of incorporation requires the affirmative vote of a majority of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the Company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

Preferred Stock

Our preferred shares are entitled to such rights, preferences and limitations as determined by our board of directors. At the present time, no rights, preferences or limitations have been established for our preferred shares.

Options

We have not issued any options or other derivative securities.

Shares Eligible for Future Sale

We currently have 9,724,200 outstanding shares of common stock. The 224,200 shares of our common stock sold in our recent public offering are freely transferable.  The remaining outstanding shares of our common stock are restricted, which means they were originally issued in offerings that were not registered on a registration statement filed with the SEC. These restricted shares may be resold only through registration under the Securities Act or under an available exemption from registration, including the exemption provided by Rule 144.

Rule 144

In general, under Rule 144, a person, or persons whose shares are aggregated, including a person who may be deemed our affiliate, who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell publicly within any three-month period a number of shares that does not exceed the greater of:

1% of the number of shares of our common stock then outstanding, which equals 97,242 shares as of March 31, 2011; immediately after the maximum offering; or the average weekly trading volume of our common stock on OTC Bulletin Board during the four calendar weeks before the filing of a notice on Form 144 relating to the sale.

Sales under Rule 144 are governed by manner of sale provisions and notice requirements and to the availability of current public information about us. All of our current shareholders are eligible to begin selling up to 9,500,000 shares of our common stock pursuant to Rule 144, if these volume and manner of sale limitations are complied with. We are unable to estimate accurately the number of restricted shares that will actually be sold under Rule 144 because this will depend in part on the market price of our common stock, the personal circumstances of the sellers and other factors.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to provide indemnification to the fullest extent permitted by the laws of the State of Colorado.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

DESCRIPTION OF OUR BUSINESS

General Information

Promap Corporation was incorporated in the State of Colorado on November 12, 1987. We are an independent GIS and custom draft energy mapping company for the oil and gas industry in the United States and Canada.  We provide hard copy and digital format oil and gas production maps which cover various geologic basins in numerous areas including:  Denver Basin, Powder River Basin, Michigan Basin, Williston Basin, Arkoma Basin, Illinois Basin, Cincinnati Arch, Uintah - Piceance Basins and The Nevada Basin.  We also provide maps of the North American Coal Basin and Coal Bed Methane Activity and North American Devonian - Mississippian Shale Map with detailed pipeline locations.

These maps provide a quick reference to determining what reservoir existing wells produce from, where present activity is and where the location of the existing fields are in relation to the activity in a particular state or geologic basin.  We acquire most of the data used in our maps from public sources such as BLM and various state oil and gas commissions, state geological surveys, the Department of Natural Resources and the U.S. Geological Survey (the “USGS”).

Our maps, which are color coded by pay zone, are unique in that unlike competing products, they are not limited to a particular state and instead are defined by a geologic basin.  The maps are priced to be competitive and to be of interest to a wide variety of industry and non-industry professionals.  We currently have maps covering eleven different oil and gas basins, but we intend to prepare maps for several new areas which are of interest to the oil and gas industry.  These maps are generally updated bi-annually to include any new activity or developments in each specific area.

We also provide custom mapping services to a variety of oil and gas companies by providing custom maps to our client’s specifications, integrating data into either hardcopy or digital form.  Client specifications are compiled, analyzed, documented and assembled into digital form and then printed to the client’s requirements for size, quantity and quality.  We can also access resources in cartography, geography, surveying and GPS disciplines for a more comprehensive approach to achieve total client satisfaction.

Industry Overview

The oil and gas production mapping sector is a highly competitive niche business that is essential to energy producers and exploration companies. Accuracy of mapping data is of critical importance in oil and gas exploration and production efforts. The risk and costs involved in establishing where to explore in a particular basin, or where to acquire new assets, are simply too high to leave to inaccurate information. When so much economic risk is at stake, it is obviously important to have precise, up-to-date production data.

Process of Making Maps

The first step in making a new map is creating the land grid and location of the existing oil and gas fields.  This is sometimes the largest cost component because either the land grid has to be purchased or it is digitized from the USGS topographical maps.  Then the oil and gas fields are digitized onto the maps.  A map can take a GIS technician anywhere from 60 to 90 days to create.  Next you add the stratigraphic column, cultural information, specific terrain features and pipelines to the map.  The final step is actually printing the maps as they are needed.  All of our basic maps have been prepared in digital form, and from there we sometimes add additional features requested by the client or we can just print out the map as it is.  We also expect to prepare new maps if and when they are requested by clients.

Revenue Strategy

The petroleum business is continually expanding as the high dependence of most modern industrial transport, agricultural, and industrial infrastructures rely on the relatively low cost and high availability of oil and natural gas. The possibility of production declines and probable increases in the price of oil are expected to have negative implications for the global economy unless additional hydrocarbons are discovered and current field extraction is maximized.  As more exploration companies endeavor to extract maximum hydrocarbons they will need access to detailed, up-to-date mapping products in order to be competitive in terms of leasing in new areas, divesting, acquiring or just maintaining their existing assets.  There are numerous new areas being developed that will require the production of new maps as well as constant updating of existing ones.  Frequently, the first step an exploration or development company, drilling contractor, investor group, or independent consultant takes is to identify the regional area of interest. Our maps are an excellent tool for evaluating potential exploration sites covering large geographic areas. Field locations, general subsurface structure and geologic age of productive reservoirs are depicted on one type of our most popular multicolor map. Most of our maps are available in digital format and can be customized for individual needs. Our revenue growth strategy involves expanding the range of geographic information systems services offerings, and increasing our penetration into the oil and gas production mapping market.  The addition of new geographical information systems services is highly dependent on our ability to acquire additional hardware and software applications to become a state of the art mapping facility.

Management and Employees

At this time we have no full time employees and Mr. Tedesco is a part-time employee. We have traditionally contracted with employees of affiliated companies to perform the services necessary to produce the maps.

We will continue to hire part-time help as needed from time-to-time for specific projects. We do not pay salaries to our officers. However, we reimburse them for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve the payment of salaries for our management, but currently, no such plans have been approved. We do not currently pay for vacation, holidays or provide major medical coverage. None of our officers or directors is a party to any employment agreement. However, we may adopt such plans in the future.

Customers

Our customers have traditionally been small to mid-size oil and gas companies in the US and Canada, to which we provide a low-cost, high quality graphic solution.  Thus far all of our customers have been companies that have some affiliation with us, but we intend to market our maps to other companies of the same size.  These companies typically do not have the resources to establish a GIS or graphics staff.  In the future we intend to market our maps to companies in other industries such as the financial sector, which would use our maps for due diligence and asset evaluation purposes.  In 2009 our two largest customers accounted for about 98% or our sales.  These companies were Running Foxes Petroleum and Admiral Bay Resources.  In 2010, Running Foxes Petroleum accounted for 98% of our sales.  Each of Running Foxes Petroleum and Admiral Bay Resources, Inc. are affiliated companies which pay market prices for all of our products including custom mapping designs. Steve Tedesco, our President and his wife own 100% of Running Foxes Petroleum, and Steve serves as its President.  Steve Tedesco also serves as President, Chief Executive Officer and a Director of Admiral Bay Resources, a publicly-held Canadian junior resource company.

Running Foxes Petroleum has been active over the last two years in oil and gas exploration and it often uses independent drilling partners when it drills wells. Running Foxes and its partners require mapping services on an ongoing basis as development of projects are advanced.  The Company provides critical services to Running Foxes and its partners on an as needed basis and by doing so reduces the overall administrative expenses of the parties.  Sales to these parties in 2009 and 2010 were the result of multiple small to medium size orders placed throughout the two year period.  All of the billing on the projects in which Running Foxes is involved is sent to Running Foxes, which may in turn bill its partners for some of the costs.

All services provided by us to related and affiliated parties are non-contractual and the prices are agreed to in advance by the parties.  Rates are periodically matched by the affiliates with third party rates and are determined to be comparable.  Orders placed with us may not be cancelled after commencement of mapping services unless the purchaser remits full payment for any partially completed documents.

We plan to continue with these transactions since no contractual obligations exist and each affiliate is free to use the services of any provider in the marketplace.  The decision of these affiliates to reduce or terminate the amount of business that they provide the Company would adversely affect the Company.

Marketing

We have not engaged in any marketing activities over the last several years.  In prior years we had engaged in a direct mail marketing promotion to oil and gas industry participants.  During the current year, we plan to consider hiring a Sales Manager who will cover a designated sales region.  He will start marketing our maps to oil and gas professionals and others who might have a use for our maps.  He will report to the Company’s President and be responsible for developing and implementing a sales program which meets our specific targets. To assist him in developing his target region, we intend on developing an extensive database of potential customers, which includes oil and gas professionals, petroleum engineers, educational and financial institutions. We will engage in direct-sale marketing efforts, whereby we will require our Sales Manager to establish relationships with our target customers in order to demonstrate the capabilities and advantages of Promap products. We also anticipate a comprehensive email campaign and mass mailing program.  The directors and officers of the Company have extensive personal and business contacts within the industry, and we believe that this approach, combined with word of mouth advertising will significantly increase our business.

Patents and Trademarks

We do not currently have any patents or trademarks outstanding.

Competition

The oil and gas mapping business is very competitive.  The market for oil and gas maps is served by a number of companies such as Geomap Company, the largest supplier of geologic mapping services in the United States, and HIS Inc., a global company listed on the NYSE which provides extensive critical information to its customers in a number of industries including energy, and a number of smaller companies.  Most of the large oil and gas companies have their own in-house mapping departments.

As noted in “RISK FACTORS,” many or all of these competitors have greater financial and other resources than we have. Most of these companies are focused on the larger customers. We plan to focus our energy on the smaller accounts and believe this space will provide the necessary client base and revenues to make our business profitable.

We intend to compete by providing to the smaller oil and gas companies and other customers a low-cost, high quality graphic solution that meets their specific needs.

Government and Industry Regulation

We are not subject to any material government or industry regulation.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance.  Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.  You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Results of Operations for the year ended December 31, 2010 as compared to the year ended December 31, 2009.

Revenues for the year ended December 31, 2010 were $100,642 as compared to the revenues of $38,003 for the year ended December 31, 2009.  This $62,639 increase in revenues in the year ended December 31, 2010 was due to an increase in new oil and gas drilling activity during the latest one year period.

The cost of goods sold for the year ended December 31, 2010 was $28,191 as compared to $7,436 for the year ended December 31, 2009.  This increase in cost of goods sold was due to the increase in sales in the year ended December 31, 2010.

The Company had a bad debt expense for the year ended December 31, 2010 in the amount of $53,537 and no such expense in the previous year.  All of the Company's sales were to related parties and this amount represents receivables that had not been paid by the time of the audit.  Management believes that most if not all of these receivables will be paid by the second quarter of 2011.

The general and administrative expenses were $18,344 in the year ended December 31, 2010 as compared to $63,311 for the year ended December 31, 2009.  The amount for 2010 was approximately in line with historical expenses whereas the amount for 2009 was unusually high because of the timing of when certain charges were booked in 2009.

The net loss for the year ended December 31, 2010 was $726 as compared to a net loss of $32,405 for the year ended December 31, 2009.  The reason for the improvement from a loss of $32,405 to a loss of $726 was the improvement in sales during the most recent year and a drop in general and administrative expenses.

We plan to make every effort to keep operating expenses relatively constant except for the addition of one full or part-time salesmen.  If and when he is able to increase sales, we will increase the amount of time he works.  If his efforts are unsuccessful or if the oil and gas drilling activity slows down significantly, we will cut expenses as much as possible and wait out the downturn.  If we are able to increase sales significantly we may decide to raise additional financing to help finance the growth. We cannot assure that additional financing will be available when needed on favorable terms, or at all.

We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover our operating costs. Failure to generate sufficient revenues or additional financing when needed could cause us to go out of business.

Results of Operation for the year ended December 31, 2009 as compared to the year ended December 31, 2008.

Revenues for the year ended December 31, 2009 were $38,003 as compared to the revenues of $135,662 for the year ended December 31, 2008.  This 72% decrease in revenues in the year ended December 31, 2009 was due to a significant decrease in new oil and gas drilling activity caused primarily by the drop in the prices of oil and particularly natural gas.

The cost of goods sold for the year ended December 31, 2009 was $7,436 as compared to $14,167 for the year ended December 31, 2008.  This small decrease in cost of goods sold was due to the decrease in sales for the year ended December 31, 2009.

The only operating expenses during these fiscal years consisted of general and administrative expenses which were $63,311 in the year ended December 31, 2009 as compared to $117,278 for the year ended December 31, 2008.  The primary reason for the decrease is that officer compensation dropped from $100,488 in 2008 to $31,425 in 2009.  This decrease was offset by the expenditure of $19,030 in legal and accounting fees in 2009 as compared to no legal and accounting fees in 2008.

The net loss for the year ended December 31, 2009 was $32,405 as compared to a net income of $5,679 for the year ended December 31, 2008.  The reason for the change from net income in the 2008 period to a loss in the 2009 nine month period is that the revenues declined by 72% between the two fiscal year periods.

We plan to make every effort to keep operating expenses relatively constant except for the addition of one or two part-time salesmen.  If and when they are able to increase sales, we will increase the amount of time they work.  If their efforts are unsuccessful or if the oil and gas drilling activity slows down significantly, we will cut expenses as much as possible and wait out the downturn.  If we are able to increase sales significantly we may decide to raise additional financing to help finance the growth. We cannot assure that additional financing will be available when needed on favorable terms, or at all.

We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover our operating costs. Failure to generate sufficient revenues or additional financing when needed could cause us to go out of business.

Liquidity and Capital Resources

As of December 31, 2010, we had $37,455 of working capital compared to $32,181 of working capital as of December 31, 2009.

Net cash used for operating activities was $12,770 during the year ended December 31, 2010 as compared to net cash used for operating activities of $27,520 during the year ended December 31, 2009.

There was no cash flow provided by or used for investing activities during the year ended December 31, 2010, or the year ended December 31, 2009.

There was no cash flow provided by or used for financing activities during the year ended December 31, 2010, compared to $15,000 provided by the sale of stock in the year ended December 31, 2009.

We believe that the proceeds from our recent initial public offering will provide sufficient capital in the short term for our current level of operations. This is because we believe that we can generate sufficient sales and services within our present organizational structure and resources to become profitable in our operations. Additional resources will be needed to increase our sales staff and to otherwise increase advertising and marketing.

Otherwise, we do not anticipate needing to raise additional capital resources in the next twelve months.

Our principle source of liquidity will be our operations. We expect variation in revenues to account for the difference between a profit and a loss. Our business activity is closely tied to the oil and gas business. A slow down in the oil and gas business would have a negative impact to our business. In any case, we try to operate with minimal overhead. Our primary activity will be to seek to find new customers.  If we succeed in expanding our client base and generating sufficient sales, we will become profitable. We cannot guarantee that this will ever occur. Our plan is to build our Company in any manner which will be successful.

Plan of Operation

Our plan for the next twelve months is to operate at a profit or at break even. Our plan is to generate sufficient additional sales and services within our present organizational structure and resources with the possible addition of part-time sales help to return to profitability in our operations.

Currently, we are conducting business in only one location in the Denver Metropolitan area. We have no plans to expand into other locations or areas. The timing of the completion of the milestones needed to become profitable are not directly dependent on the success of this offering. We believe that we can return to profitability as we are presently organized with sufficient business.

If we are not successful in our operations we will be faced with several options:

1.

Cut back operations as much as possible and attempt to wait out the downturn in the business;

2.

Cease operations and go out of business;

3.

Continue to seek alternative and acceptable sources of capital;

4.

Bring in additional capital that may result in a change of control; or

5.

Identify a candidate for acquisition that seeks access to the public marketplace and its financing sources.

Currently, we have sufficient capital to implement our business operations or to sustain them for the next twelve months. If we can become profitable, we could operate at our present level indefinitely.

Proposed Milestones to Implement Business Operations

At the present time, we are operating from one location in the Denver Metropolitan area. Our plan is to return our operation to profitability by the end of our current fiscal year. We estimate that we must generate approximately $12,000 in sales per month to return to the level of profitability we experienced in 2007 and 2008.

We believe that we can be profitable or at break even by the end of the fiscal year ending December 31, 2011, because we believe that the oil and gas business has been improving and the drilling activity, at least for oil, is improving.  With a renewed effort to market our business and with the assistance of one or two part-time salesmen, we believe that we can increase sales back to the target levels.  Based upon our current plans, we believe that we can control our expenses which are closely tied to our level of business activity so that cash generated from operations is expected to be sufficient for the foreseeable future to fund our operations at our currently forecasted levels. To try to operate at a break-even level based upon our current level of anticipated business activity, we believe that we must generate approximately $75,000 in revenue per year. However, if our forecasts are inaccurate, we will need to raise additional funds. On the other hand, we may choose to scale back our operations to operate at break-even with a smaller level of business activity, while adjusting our overhead to meet the revenue from current operations. In addition, we expect that we will need to raise additional funds if we decide to pursue more rapid expansion, the development of new or enhanced services and products, appropriate responses to competitive pressures, or if we must respond to unanticipated events that require us to make additional investments. We cannot assure that additional financing will be available when needed on favorable terms, or at all.

We expect approximately $75,000 in operating costs over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues or additional financing when needed could cause us to go out of business.

No commitments to provide additional funds have been made by management or current shareholders. There is no assurance that additional funds will be made available to us on terms that will be acceptable, or at all, if and when needed. We expect to continue to generate and increase sales, but there can be no assurance we will generate sales sufficient to continue operations or to expand.

We also are planning to rely on the possibility of referrals from clients and will strive to satisfy our clients. We believe that referrals will be an effective form of advertising because of the quality of service that we bring to clients. We believe that satisfied clients will bring more and repeat clients.

In the next 12 months, we do not intend to spend any material funds on research and development and do not intend to purchase any large equipment.

Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Seasonality

We do not expect our sales to be impacted by seasonal demands for our products and services.

DESCRIPTION OF PROPERTY

We rent office space from our President and major shareholder, Mr. Steven Tedesco, under a verbal month to month lease for which we pay no rent per month.  This office space is located at 7060B S. Tucson Way, Centennial, Colorado 80112.  We currently carry no inventory and have no other property. With the proceeds of this offering, we do not plan to acquire inventory.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We rent office space from our President and major shareholder, Mr. Steven Tedesco, under a verbal month to month lease for which we pay no rent per month.

In the year ended December 31, 2010, approximately 98% of our sales were to Running Foxes Petroleum and in the year ended December 31, 2009, approximately 98% of our sales were to Running Foxes and Admiral Bay Resources.  Each of these affiliates pays market prices for all of our products including mapping designs.  All of the mapping services provided to these affiliates are non-contractual and the prices are agreed to in advance by the parties.  Rates are periodically matched by the affiliates with third party rates and are determined to be comparable.  We plan to continue with these transactions but each affiliate is free to use the services of any provider in the marketplace if the conflict of interest becomes an issue with either party.  If the Company needs to deal with a conflict of interest issue, the matter will be addressed by the Board of Directors and any interested directors will abstain from voting on the matter.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  We are in the process of applying to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.  As of March 31, 2011, we had 42 holders of our common stock.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the client and of the rights and remedies available to the client with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

•

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the client:

•

the bid and offer quotations for the penny stock;

•

the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the client's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

The stock transfer agent for our securities is Corporate Stock Transfer, Inc. of Denver, Colorado. Their address is 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209. Their phone number is (303) 282-4800.

EXPERTS AND LEGAL COUNSEL

Our financial statements included in this prospectus have been audited by independent certified public accountants. We include those financial statements in reliance on the report of the firm of Ronald R. Chadwick, P.C., of Aurora, Colorado, given upon their authority as experts in accounting and auditing.

The law firm of Jin, Schauer & Saad LLC of Denver, Colorado has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

AVAILABLE INFORMATION

We have filed this registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of this registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.15(d) of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F. Street N.E., Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

PROMAP CORPORATION

Financial Statements

TABLE OF CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

FINANCIAL STATEMENTS

Balance Sheets	F-3
Statements of Operations	F-4
Statements of Stockholders' Equity	F-5
Statements of Cash Flows	F-6
Notes to Financial Statements	F-7 - F-9

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Promap Corporation

Centennial, Colorado

I have audited the accompanying balance sheets of Promap Corporation as of December 31, 2009 and 2010, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material  respects, the financial position of Promap Corporation as of December 31, 2009 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company has suffered losses from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado March 22, 2011	Ronald R. Chadwick, P.C. RONALD R. CHADWICK, P.C.

PROMAP CORPORATION BALANCE SHEETS

	Dec. 31. 2009	Dec. 31. 2010

ASSETS
Current assets
Cash	$ 28,131	$ 15,361
Accounts receivable - related party (net of allowance for doubtful accounts)	4,050	23,512
Total current assets	32,181	38,873

Total Assets	$ 32,181	$ 38,873

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities
Accrued payables	$ -	$ 100
Taxes payable	-	1,318
Total current liabilities	-	1,418

Total Liabilities	-	1,418

Stockholders' Equity
Preferred stock, no par value; 5,000,000 shares authorized; No shares issues & outstanding	-	-
Common Stock, no par value; 100,000,000 shares authorized; 9,500,000 shares issued and outstanding	20,000	20,000
Additional paid in capital	18,000	24,000
Retained earnings	(5,819)	(6,545)

Total Stockholders' Equity	32,181	37,455

Total Liabilities and Stockholders' Equity	$ 32,181	$ 38,873

The accompanying notes are an integral part of the financial statements.

PROMAP CORPORATION STATEMENTS OF OPERATIONS

	Year Ended Dec. 31. 2009	Year Ended Dec. 31. 2010

Sales (net of returns) - related party	$ 38,003	$100,642
Cost of goods sold	7,436	28,191

Gross profit	30,567	72,451

Operating expenses:
Bad debt expense	-	53,537
General and administrative	63,311	18,344
	63,311	71,811

Income (loss) from operations	(32,744)	570

Other income (expense):
Interest income	89	22
Other income	250	-
	339	22

Income (loss) before provision for income taxes	(32,405)	592

Provision for income tax	-	1,318

Net income (loss)	$(32,405)	$ (726)

Net income (loss) per share (Basic and fully diluted)	$ (0.00)	$ (0.00)

Weighted average number of common shares outstanding	8,750,000	9,500,000

PRO FORMA:

Income Tax Expense	$ -	$ -

Net income (loss) per share (after pro forma income tax) (Basic and fully diluted)	$ (0.00)	$ (0.00)

The accompanying notes are an integral part of the financial statements.

PROMAP CORPORATION STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock
	Shares(1)	Amount No Par	Paid in Capital	Retained Earnings	Stockholders' Equity

Balances at December 31, 2008	8,000,000	$ 5,000	$12,000	$ 26,586	$ 43,586

Sales of common stock	1,500,000	15,000			15,000

Donated services - officers			6,000

Net income (loss) for the year				(32,405)	(32,405)

Balances at December 31, 2009	9,500	$20,000	$18,000	$ (5,819)	$ 32,181

Donated services - officers			6,000		6,000

Net income (loss) for the year				(726)	(726)

Balances at December 31, 2010	9,500,000	$20,000	$24,000	$ (6,545)	$ 37,455

(1) As restated for a 40 for 1 forward stock split effective June 30, 2009.

The accompanying notes are an integral part of the financial statements.

PROMAP CORPORATION STATEMENTS OF CASH FLOWS

	Year Ended Dec. 31. 2009	Year Ended Dec. 31. 2010

Cash Flows From Operating Activities:
Net income (loss)	$(32,405)	$ (726)

Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Donated services	6,000	6,000
Accounts receivable - related party	(1,115)	(72,999)
Accrued payables		100
Taxes payable		1,318
Bad debt expense		53,537
Net cash provided by (used for) operating activities	(27,520)	(12,770)

Cash Flows From Investing Activities:	-	-
Net cash provided by (used for) investing activities	-	-

Cash Flows From Financing Activities:
Sales of common stock	15,000	-
Net cash provided by (used for) financing activities	15,000	-

Net Increase (Decrease) in Cash	(12,520)	(12,770)

Cash at the Beginning of the Period	40,651	28,131

Cash at the End of the Period	$28,131	$ 15,361

Schedule of Non-Cash Investing and Financing Activities

None

Supplemental Disclosure

Cash paid for interest	$ -	$ -
Cash paid for income taxes	$ -	$ -

The accompanying notes are an integral part of the financial statements.

PROMAP CORPORATION

NOTES TO FINANCIAL STATEMENTS

December 31, 2009 and 2010

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Promap Corporation (the “Company”), was incorporated in the State of Colorado on November 12, 1987. The Company sells oil and gas maps to oil and gas industry businesses.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Accounts receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. At December 31, 2009 the Company had no balance in its allowance for doubtful accounts, and at December 31, 2010 the Company had $53,537 in its allowance for doubtful accounts from unpaid related party receivables, with a corresponding 2010 bad debt expense of $53,537.

Property and equipment

Property and equipment are recorded at cost and depreciated under accelerated or straight line methods over each item's estimated useful life.

Revenue recognition

Revenue is recognized on an accrual basis as earned under contract terms. Specifically, revenue from product sales is recognized subsequent to a customer ordering a product at an agreed upon price, delivery has occurred, and collectability is reasonably assured.

Advertising costs

Advertising costs are expensed as incurred. The Company had advertising costs in 2009 and 2010 of $5,275 and $1,200.

Income tax

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

At December 31, 2010 the Company had income taxes payable of $1,318, based on a combined federal and state tax rate of 20% applied to taxable income of approximately $6,592, which is the sum of the Company’s pre-tax book income of $592 plus nondeductible imputed rent expense of $6,000.

Net income (loss) per share

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Financial Instruments

The carrying value of the Company’s financial instruments, as reported in the accompanying balance sheets, approximates fair value.

Long-Lived Assets

In accordance with ASC 350, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Products and services, geographic areas and major customers

The Company earns revenue from the sale of oil and gas maps, but does not separate sales of different maps into operating segments. All sales each year were to domestic companies under common control of the Company’s officers.

NOTE 2. RELATED PARTY TRANSACTIONS

All Company sales of $38,003 and $100,642 for 2009 and 2010 were to companies related by common control of the Company’s officers. Creation and sales of maps to the related companies are made on “as needed” basis, with prices dependent on the map work and complexity involved.

The Company recorded donated services expense of $500 per month for office space donated by an officer. The allocated monthly amount was determined by estimating space usage, and management believes this method to be reasonable. Total donated services expense for 2009 and 2010 was $6,000 each year.

NOTE 3.  GOING CONCERN

The Company has suffered losses from operations, has limited working capital and in all likelihood will be required to make significant future expenditures in connection with marketing efforts along with general administrative expenses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company may raise additional capital through the sale of its equity securities, through an offering of debt securities, or through borrowings from financial institutions or related parties. By doing so, the Company hopes through marketing efforts to generate increased revenues from sales of its oil and gas maps. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Colorado.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 13. Other Expenses of Issuance and Distribution.

Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows:

Legal fees and costs	$20,000
Accounting	7,500
Registration fees	100
Printing of Prospectus	1,000
Escrow Agent	1,000
Miscellaneous	400
Total	$30,000

Item 15.  Recent Sales of Unregistered Securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation were involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On November 12, 1987, we issued 100,000 shares of our no par value common stock to Steven A. Tedesco for $5,000 in cash.  On September 19, 1990 we completed a two-for-one forward stock split and increased the shares owned by Mr. Tedesco to 200,000, and on June 30, 2009 we completed a forty-for-one stock split and increased the number of shares owned by Mr. Tedesco to a total of 8,000,000.

On July 24, 2009, we issued common shares at $0.01 per share for cash to the following persons and entities:

Name	Number of Shares	Consideration

Steven Tedesco	225,000	$ 2,250 in cash
Christine Tedesco	200,000	$ 2,000 in cash
Joseph O'Farrell	50,000	$ 500 in cash
Steven Quoy	200,000	$ 2,000 in cash
Lynne Quoy	200,000	$ 2,000 in cash
Underwood Family Partners	400,000	$ 4,000 in cash
David Bramhill	100,000	$ 1,000 in cash
Michael Thomsen	75,000	$ 750 in cash
David Lavigne	25,000	$ 250 in cash
Robert Carington	25,000	$ 250 in cash
Total	1,500,000	$15,000 in cash

In all of the transactions shown above, the issuance, delivery and sale of our common stock were made pursuant to the private offering exemption within the meaning of Section 4(2) of the Act because the offers were made to a limited number of accredited investors, all of whom received all material information concerning the investment and all of whom have had sophistication and ability to bear economic risk based upon their representations to us and their prior experience in such investments.

In all of the transactions shown above, we have issued stop transfer orders concerning the transfer of certificates representing all the common stock issued and outstanding as reported in this section.

There have been no further issuances of securities through the date of this Registration Statement.

Item 16.  Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

3.1	Articles of Incorporation *
3.2	Articles of Amendment *
3.3	Amended and Restated Articles of Incorporation*
3.4	Bylaws* II-2
5.1	Opinion re: Legality *
9.0	Form of Escrow Agreement *
23.1	Consent of Independent Auditors *
23.2	Consent of Counsel (See Exhibit 5.1)
23.3	Consent of Independent Auditors (filed herewith electronically)

________________________

* Previously filed.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)

Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Denver, State of Colorado, on April 8, 2011.

PROMAP CORPORATION (Registrant)

By: /s/ Steven A. Tedesco
Name: Steven A. Tedesco Title: President and CEO

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment was signed by the following persons in the capacities and on the dates indicated:

Date: April 8, 2011	By: /s/ Steven A. Tedesco
Steven A. Tedesco, President, Chief Executive Officer and Director (Principal Executive Officer)

Date: April 8, 2011	By: /s/ Robert W. Carington, Jr.
Robert W. Carington, Jr. Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)